EXHIBIT 99.1

Community Capital Corporation Reports Quarterly Results and Significant Balance Sheet Deleverage

GREENWOOD, S.C., Oct. 27, 2010 (GLOBE NEWSWIRE) -- Community Capital Corporation (Nasdaq:CPBK) reports operating results for the nine months and quarter ended September 30, 2010.

  Tier 1 leverage ratio increased to 8.65% compared to 8.41% as of June 30, 2010, however based on period end total assets this ratio increased to 9.22%
  Tangible equity to tangible assets of 7.83% versus prior quarter ratio of 7.19%
  Total risk based capital increased to 13.84%, which remains above the regulatory definition to be considered "well capitalized" of 10%
  Balance sheet contracted $69.3 million from $757.0 million at June 30, 2010 to $687.7 million at September 30, 2010
  Eliminated $60.1 million in CDs during the quarter that yielded approximately 2.75% utilizing cash on hand to fund the runoff
  NIM for the third quarter of 2010 was 2.84%; NIM month to date through October 26, 2010 was 3.68% with the increase being a direct result of the deleveraging activities noted
  Bonds were sold during the quarter to shorten the duration of the portfolio resulting in gains of $728,000
  Nonperforming loans increased $3.8 million during the quarter primarily due to the transfer from troubled debt restructurings
  Troubled debt restructurings declined $7.8 million, or 54%, to $6.1 million at September 30, 2010
  Loans past due 30 to 89 days to gross loans was 0.28% at September 30, 2010, compared to 0.66% at June 30, 2010
  Construction and development real estate loans have declined $71.8 million or 40.42% since September 30, 2009
  Market value of accounts in our wealth management division surpassed $600 million as of September 30, 2010, an 8.11% increase since June 30, 2010.

Community Capital Corporation today reported a net loss for the three months ended September 30, 2010 of $478,000, or $(0.05) per diluted share, compared to a net loss of $21,785,000, or $(4.35) per diluted share, for the same period in 2009. The company recorded provision for loan losses of $2.75 million during the third quarter of 2010 compared to $24.00 million during the third quarter of 2009. Return on average assets for the quarter was (0.26)% for 2010 compared to (11.08)% for the same period in 2009. Return on average equity was (3.39)% for the quarter ended September 30, 2010 compared to (135.74)% for the same period in 2009.

Year to date income for the nine months ended September 30, 2010 was $1,475,000, or $0.15 per diluted share, compared to a net loss of $23,863,000, or ($5.14) per diluted share, for the nine months ended September 30, 2009. Return on average assets was 0.26% for the nine months ended September 30, 2010 compared to (4.08)% for the same period in 2009. Return on average equity was 3.57% for the nine months ended September 30, 2010 compared to (49.63)% for the same period in 2009.

Total assets decreased 8.24% to $687,704,000 at September 30, 2010 from $749,442,000 as of December 31, 2009, and 9.16% from $757,045,000 at June 30, 2010. Total loans decreased $62,670,000, or 11.05%, to $504,508,000 at September 30, 2010 from $567,178,000 at December 31, 2009, and decreased $16,978,000 from $521,486,000 at June 30, 2010. Total deposits decreased $63,845,000, or 10.94%, to $519,638,000 at September 30, 2010 from $583,483,000 at December 31, 2009, and decreased $69,138,000, or 11.74%, from $588,776,000 at June 30, 2010.

William G. Stevens, President/CEO of Community Capital Corporation, stated, "We decided to materially alter the balance sheet during the quarter by allowing approximately $60 million in high cost CDs to run off. We funded the deposits outflow with very low yielding cash. As a result, we significantly bolstered period end capital ratios and expect to have a much improved margin going forward due to the elimination of negative leverage. While we are disappointed that nonaccrual loans did not decline this quarter, our core profitability remains sound and will only be improved by our increasing margin and strong noninterest income levels. We continue to believe our core earnings and strengthening capital levels will allow us to be very aggressive in our efforts to eliminate bad loans and other real estate from our company's balance sheet."

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina and offers a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," and "projects," as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond our control; (2) our ability and success in resolving troubled loans; (3) adverse conditions in the stock market, the public debt market, and other capital markets (including changes in interest rate conditions); (4) changes in deposit rates, the net interest margin, and funding sources; (5) the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; (6) the challenges, costs and complications associated with the continued development of our branches; (7) changes in the U.S. legal and regulatory framework, including the effect of recent financial reform legislation on the banking industry; (8) our dependence on senior management; (9) competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services; (10) risks inherent in making loans including repayment risks and value of collateral; (11) fluctuations in consumer spending and saving habits; (12) the demand for our products and services; (13) the challenges and uncertainties in the implementation of our expansion and development strategies; (14) the adequacy of expense projections and estimates of impairment loss; (15) unanticipated regulatory or judicial proceedings; and (16) the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in Community Capital Corporation's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).  All references to financial information as of December 31, 2009 are derived from our Annual Report on Form 10-K for the year ended December 31, 2009. All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Financial Highlights (Dollars in thousands, except per share data)	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
Earnings Summary	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$7,483	$9,026	$23,792	$27,731
Interest expense	2,696	3,645	8,422	10,641
Net interest income	4,787	5,381	15,370	17,090
Provision for loan losses	2,750	24,000	6,350	31,800
Non-interest income	2,742	1,868	8,546	5,965
Non-interest expense	5,651	13,300	15,777	25,074
Income (loss) before taxes	(872)	(30,051)	1,789	(33,819)
Income tax expense (benefit)	(394)	(8,266)	314	(9,956)
Net income (loss)	$(478)	$(21,785)	$1,475	$(23,863)

Per Shares Ratios:
Basic earnings (loss) per share	$(0.05)	$(4.35)	$0.15	$(5.14)
Diluted earnings (loss) per share	$(0.05)	$(4.35)	$0.15	$(5.14)
Dividends declared per share	--	--	--	$0.15
Book value per share	$5.52	$6.27	$5.52	$6.27

Common Share Data:
Outstanding at period end	9,978,761	8,023,179	9,978,761	8,023,179
Weighted average outstanding	9,931,940	5,013,726	9,894,766	4,638,143
Diluted weighted average outstanding	9,931,940	5,013,726	9,931,323	4,638,143

Capital Ratios:
Tier 1 leverage ratio	8.65%	7.39%	8.65%	7.39%
Tier 1 risk-based capital ratio	12.57%	9.97%	12.57%	9.97%
Total risk-based capital ratio	13.84%	11.28%	13.84%	11.28%
Tangible equity to tangible assets (period end)	7.83%	7.93%	7.83%	7.93%

Balance Sheet Highlights (Dollars in thousands)	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
Average Balances:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total assets	$734,956	$752,051	$780,420	$745,537	$782,328
Earning assets	673,392	694,439	723,501	684,237	718,993
Loans	517,941	538,676	609,033	538,800	624,327
Deposits	566,325	584,305	579,280	577,522	542,508
Interest bearing deposits	460,761	480,988	474,718	470,941	445,396
Noninterest bearing deposits	105,564	103,317	104,562	106,581	97,112
Other borrowings	95,400	95,400	119,455	95,400	158,206
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Shareholders' equity	55,976	55,463	63,676	55,285	64,289

Performance Ratios:
Return on average assets	(0.26)%	0.19%	(11.08)%	0.26%	(4.08)%
Return on average shareholders' equity	(3.39)%	2.55%	(135.74)%	3.57%	(49.63)%
Net interest margin	2.84%	3.02%	3.00%	3.04%	3.24%
(fully tax equivalent at 38%)
Efficiency ratio	82.70%	74.28%	180.87%	71.61%	108.83%

	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Asset Quality:
Nonperforming loans	$27,896	$24,139	$55,439	$27,896	$55,439
Other real estate	14,452	13,840	6,181	14,452	6,181
Total nonperforming assets	42,348	37,979	61,620	42,348	61,620
Total impaired loans	78,104	85,343	102,002	78,104	102,002
Total performing troubled debt restructurings	6,147	13,931	4,202	6,417	4,202
Net charge-offs/write-downs	2,614	2,841	908	7,197	7,474
Net charge-offs/write-downs to average loans	0.50%	0.53%	0.15%	1.34%	1.20%
Allowance for loan losses to nonperforming loans	47.72%	54.59%	68.44%	47.72%	68.44%
Nonperforming loans to total loans	5.53%	4.63%	9.21%	5.53%	9.21%
Nonperforming assets to total assets	6.16%	5.02%	8.24%	6.16%	8.24%
Allowance for loan losses to period end loans	2.64%	2.53%	6.30%	2.64%	6.30%

Other Selected Ratios:
Average equity to average assets	7.61%	7.37%	8.16%	7.42%	8.22%
Average loans to average deposits	91.46%	92.19%	105.14%	93.30%	115.08%
Average loans to average earning assets	76.92%	77.57%	84.18%	78.74%	86.83%
Balance Sheet Data (Dollars in thousands)	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009
	(Unaudited)	(Unaudited)		(Unaudited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$ 11,332	$ 15,351	$ 10,141	$ 10,183
Interest bearing deposit accounts	49,237	97,527	38,990	27,210
Total cash and cash equivalents	60,569	112,878	49,131	37,393
Investment securities:
Securities held-for-sale	55,422	56,143	68,826	73,410
Securities held-to-maturity	--	160	160	215
Nonmarketable equity securities	9,930	10,402	10,186	10,186
Total investment securities	65,352	66,705	79,172	83,811
Loans held for sale	5,419	4,582	1,103	815
Loans receivable	504,508	521,486	567,178	601,846
Allowance for loan losses	(13,313)	(13,177)	(14,160)	(37,943)
Other real estate owned	14,452	13,840	7,165	6,181
Premises and equipment, net	15,521	15,737	16,150	16,373
Prepaid expenses	3,662	4,117	4,873	3,662
Intangible assets	1,360	1,460	1,663	1,769
Cash surrender value of life insurance	17,211	17,035	16,689	16,507
Deferred tax asset	6,093	5,925	6,622	3,394
Income tax receivable	--	--	9,634	--
Other assets	6,870	6,457	4,222	14,416
Total assets	$ 687,704	$ 757,045	$ 749,442	$ 748,224

Liabilities and shareholders' equity:
Deposits:
Noninterest bearing	$ 100,965	$ 108,332	$ 112,333	$ 102,906
Interest bearing	418,673	480,444	471,150	471,964
Total deposits	519,638	588,776	583,483	574,870
FHLB advances	95,400	95,400	95,400	105,400
Junior subordinated debentures	10,310	10,310	10,310	10,310
Other liabilities	7,227	6,768	6,492	7,301
Total liabilities	$ 632,575	$ 701,254	$ 695,685	$ 697,881

Shareholders' equity:
Common stock: $1 par value; 20 million shares authorized	$10,721	$10,721	$10,721	$8,903
Nonvested restricted stock	(175)	(234)	(364)	(460)
Capital surplus	65,244	65,539	66,473	67,721
Accumulated other comprehensive income	352	678	909	1,000
Retained earnings (deficit)	(10,230)	(9,752)	(11,705)	(10,323)
Treasury stock, at cost	(10,783)	(11,161)	(12,277)	(16,498)
Total shareholders' equity	55,129	55,791	53,757	50,343
Total liabilities and shareholders' equity	$ 687,704	$ 757,045	$ 749,442	$ 748,224

Income Statement Data (Dollars in thousands)	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Interest and fees on loans	$ 6,995	$ 7,343	$ 8,186	$ 21,838	$ 25,077
Interest on investment securities	422	669	816	1,828	2,622
Interest on federal funds sold and interest-bearing deposits	66	40	24	126	32
Total interest income	7,483	8,052	9,026	23,792	27,731

Interest expense:
Interest on deposits	1,758	1,974	2,199	5,662	5,863
Interest on borrowings	938	915	1,446	2,760	4,778
Total interest expense	2,696	2,889	3,645	8,422	10,641

Net interest income	4,787	5,163	5,381	15,370	17,090
Provision for loan loss	2,750	2,000	24,000	6,350	31,800
Net interest income (loss) after provision	2,037	3,163	(18,619)	9,020	(14,710)
Non-interest income:
Service charges on deposit accounts	441	492	594	1,414	1,730
Gain on sale of loans held for sale	519	410	359	1,227	1,174
Fees from brokerage services	69	80	74	213	185
Income from fiduciary activities	507	449	418	1,428	1,172
Gain on sale of securities held-for-sale	728	582	3	1,993	396
Other operating income	478	439	420	2,271	1,308
Total non-interest income	2,742	2,452	1,868	8,546	5,965
Non-interest expense:
Salaries and employee benefits	2,521	2,480	2,601	7,440	7,811
Net occupancy expense	334	321	316	988	956
Amortization of intangible assets	101	100	106	303	320
Goodwill impairment	--	--	7,418	--	7,418
Furniture and equipment expense	179	188	212	559	667
FDIC banking assessments	516	379	242	1,241	854
FHLB prepayment penalties	--	--	359	--	359
Net cost of operation of other real estate owned	543	583	1,273	1,444	2,765
Loss on sale of fixed assets	--	--	20	--	39
Other operating expenses	1,457	1,190	753	3,802	3,885
Total non-interest expense	5,651	5,241	13,300	15,777	25,074
Income (loss) before taxes	(872)	374	(30,051)	1,789	(33,819)
Income tax expense (benefit)	(394)	21	(8,266)	314	(9,956)
Net income (loss)	$ (478)	$ 353	$ (21,785)	$ 1,475	$ (23,863)

Loan Composition:	September 30, 2010		June 30, 2010		December 31, 2009		September 30, 2009
(Dollars in thousands)	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent

Commercial and agricultural	$ 42,177	8.36%	$ 39,787	7.63%	$ 35,082	6.18%	$ 36,956	6.14%
Real estate – construction	105,812	20.97%	110,522	21.19%	145,130	25.59%	177,584	29.51%
Real estate – mortgage and commercial	294,036	58.28%	306,061	58.69%	316,571	55.82%	319,026	53.01%
Home equity	43,158	8.56%	44,721	8.58%	47,409	8.36%	47,315	7.86%
Consumer – Installment	18,009	3.57%	19,109	3.66%	21,564	3.80%	19,538	3.24%
Other	1,316	0.26%	1,286	0.25%	1,422	0.25%	1,427	0.24%
Total	$ 504,508	100.00%	$ 521,486	100.00%	$ 567,178	100.00%	$ 601,846	100.00%

Deposits:	September 30, 2010		June 30, 2010		December 31, 2009		September 30, 2009
(Dollars in thousands)	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent

Noninterest bearing demand	$ 100,965	19.43%	$ 108,332	18.40%	$ 112,333	19.25%	$ 102,906	17.90%
Interest bearing demand	70,800	13.62%	75,156	12.77%	66,807	11.45%	61,098	10.63%
Money market and savings	180,553	34.75%	177,823	30.20%	166,086	28.47%	167,967	29.22%
Brokered deposits	11,849	2.28%	11,849	2.01%	27,200	4.66%	29,417	5.12%
Certificates of deposit	155,471	29.92%	215,616	36.62%	211,057	36.17%	213,482	37.13%
Total	$ 519,638	100.00%	$ 588,776	100.00%	$ 583,483	100.00%	$ 574,870	100.00%
Wealth Management Group Fiduciary and Related Services: (Dollars in thousands, except number of accounts)	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009
Market value of accounts	$ 607,433	$ 561,868	$ 505,031	$ 477,414
Market value of discretionary accounts	$ 207,498	$ 197,215	$ 188,663	$ 180,703
Market value of non-discretionary accounts	$ 399,935	$ 364,653	$ 316,368	$ 296,711
Total number of accounts	1,441	1,384	1,440	1,397

Yield/Rate Analysis QTD	Three Months Ended September 30, 2010			Three Months Ended September 30, 2009
(Dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
ASSETS
Loans(1)(3)	$ 517,941	$ 7,001	5.36%	$ 609,033	$ 8,194	5.34%
Securities, taxable(2)	42,711	296	2.75%	47,186	536	4.51%
Securities, nontaxable(2)(3)	12,475	117	3.72%	21,842	320	5.81%
Nonmarketable Equity Securities	10,103	41	1.61%	10,186	48	1.87%
Fed funds sold and other (incl. FHLB)	90,162	66	0.29%	35,254	24	0.24%
Total earning assets	$ 673,392	$ 7,521	4.43%	$ 723,501	$ 9,122	5.00%
Non-earning assets	61,564			56,919
Total assets	$ 734,956			$ 780,420

LIABILITIES AND
STOCKHOLDERS' EQUITY
Transaction accounts	$ 203,434	$ 532	1.04%	$ 186,265	$ 473	1.01%
Regular savings accounts	45,784	137	1.19%	41,999	174	1.64%
Certificates of deposit	211,543	1,089	2.04%	246,454	1,551	2.50%
Other short term borrowings	0	--	--	359	--	0.00%
FHLB Advances	95,400	749	3.11%	119,096	1,262	4.20%
Junior subordinate debentures	10,310	189	7.27%	10,310	185	7.12%
Total interest-bearing liabilities	$ 566,471	$ 2,696	1.89%	$ 604,483	$ 3,645	2.39%
Non-interest bearing liabilities	112,509			112,261
Stockholders' equity	55,976			63,676
Total liabilities & equity	$ 734,956			$ 780,420

Net interest income/ interest rate spread		$ 4,825	2.54%		$ 5,477	2.61%

Net yield on earning assets			2.84%			3.00%

Yield/Rate Analysis YTD	Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009
(Dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
ASSETS
Loans(1)(3)	$ 538,800	$ 21,859	5.42%	$ 624,327	$ 25,101	5.38%
Securities, taxable(2)	49,850	1,313	3.52%	45,531	1,669	4.90%
Securities, nontaxable(2)(3)	14,175	563	5.31%	25,025	1,165	6.22%
Nonmarketable Equity Securities	10,252	107	1.40%	4,753	109	3.07%
Fed funds sold and other (incl. FHLB)	71,160	126	0.24%	19,357	32	0.22%
Total earning assets	$ 684,237	$ 23,968	4.68%	$ 718,993	$ 28,076	5.22%
Non-earning assets	61,300			63,335
Total assets	$ 745,537			$ 782,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Transaction accounts	$ 198,960	$ 1,663	1.12%	$ 194,066	$ 1,092	0.75%
Regular savings accounts	44,790	419	1.25%	39,452	504	1.71%
Certificates of deposit	227,191	3,580	2.11%	211,878	4,266	2.69%
Other short term borrowings	--	--	--	23,935	57	0.32%
FHLB Advances	95,400	2,206	3.09%	134,271	4,177	4.16%
Junior subordinate debentures	10,310	554	7.18%	10,310	545	7.07%
Total interest-bearing liabilities	$ 576,651	$ 8,422	1.95%	$ 613,912	$ 10,641	2.32%
Non-interest bearing liabilities	113,601			104,127
Stockholders' equity	55,285			64,289
Total liabilities & equity	$ 745,537			$ 782,328

Net interest income/ interest rate spread		$ 15,546	2.73%		$ 17,435	2.90%

Net yield on earning assets			3.04%			3.24%

(1)      The effect of loans in nonaccrual status and fees collected is not significant to the computations.

(2)      Average investment securities exclude the valuation allowance on securities available-for-sale.

(3)      Fully tax-equivalent basis at 38% tax rate for nontaxable securities and loans.

CONTACT:  Community Capital Corporation
          R. Wesley Brewer, Executive Vice President/CFO
            864-941-8290
            wbrewer@capitalbanksc.com
          Lee Lee M. Lee, Controller/VP of Investor Relations
            864-941-8242
            llee@capitalbanksc.com
          www.comcapcorp.com